Exhibit 10.5

Exclusive Purchase Right Agreement

THIS EXCLUSIVE PURCHASE RIGHT AGREEMENT (this “Agreement”) is entered into as of [date:]of [Beijing], China, by and between the following parties (the “Parties”):

Party A: Zhejiang Le Shen Technology Co.

(hereinafter referred to as “Zhejiang Le Shen”), with the following unified social credit code 91330522MA2JKPG237

Address: Science and Technology Incubation Park, Hongqiao Town Industrial Park, Changxing County, Huzhou City, Zhejiang Province

Party B.

Feng Baohua, ID No.: 110103198105090038

Address: 408 Satellite Building, Zhichun Road, Haidian District, Beijing

Shenzhen LeMeng Investment Partnership (Limited Partnership), Uniform Social Credit Code: 91440300MA5DD1QC52

Address: Room 201, Building A, No.1 Qianwan Road 1, Qianhai Hong Kong-Shenzhen Cooperation Zone, Shenzhen, China (resident in Shenzhen Qianhai Business Secretary Co., Ltd.)

Han Bing, ID No.: 310101197911132044

Address: 408 Satellite Building, Zhichun Road, Haidian District, Beijing

Ningbo Chunxin Changwin Qiming Investment Center (Limited Partnership), Uniform Social Credit Code: 9133020IMA2812981M

Address: Room 330-2-1, Honghai Trade Building, Ningbo Free Trade Zone

Tang Xiwei, ID No.: 440682199207166017

Address: 25/F, Hisense South Building, 1777 Venture Road, Nanshan District, Shenzhen

Dongguan Zhongke Zhongguang Venture Capital Co., Ltd, Uniform Social Credit Code: 91441900068456872Y

Address: Room 02, 17/F, Hongfa Building, No. 6, North Exhibition Road, Nancheng District, Dongguan City

Tu Haichuan, ID number: 450103198011172532

Address: No. 30, Xinzhu Road, Qingxiu District, Nanning, Guangxi, meteorological district

Party C: Beijing LeMeng Interactive Technology Co.

(hereinafter referred to as “LeMeng Interactive”), unified social credit code: 911101083182984762 911101083182984762

Address: 408, 4th Floor, Building 51, No. 63 Zhichun Road, Haidian District, Beijing

WHEREAS:

1. Party A is a foreign-invested enterprise incorporated in the People’s Republic of China in accordance with the law and validly subsisting.

2. Party C is a company incorporated in the PRC with limited liability.

3. The parties to Party B are the shareholders of LeMeng Interactive (collectively, the “Authorized Parties” or “Party B”), among which, Feng Baohua, Shenzhen LeMeng Investment Partnership (Limited Partnership), Han Bing, Ningbo Chunxin Changwin Qiming Investment Center (Limited Partnership), Tang Xiwei, Dongguan Zhongke Zhongguang Venture Capital Co.Ltd., Tu Haichuan held 38.97%, 26.00%, 18.13%, 8.59% , 4.99%, 2.77% and 0.55% of the shares respectively.

4. Party A and Party B have entered into an equity pledge agreement, under which Party B guarantees the performance of LeMeng Interactive’s obligations under the exclusive consulting and service agreement with Party A. In order to ensure the security of the pledge and in consideration of the technical support provided by Party A to LeMeng Interactive and the good cooperation between the parties, the parties agree to the following. In order to ensure the security of the pledge, and in consideration of the technical support provided by Party A to LeMeng Interactive and the good cooperation between the parties, the parties agree as follows.

1. Granting of Rights

1.1 Granting

The Parties hereto agree that, from the effective date of the Agreement, unless disclosed to Party A and expressly permitted by Party A in writing in advance, Party A shall have the exclusive Right to purchase all or part of the equity interests held by Licensor in LeMeng Interactive from Party A or a third party designated by Party A (hereinafter referred to as the “Designee”) at the lowest price permitted by the laws and regulations of the People’s Republic of China at the time of exercise of the Right, subject to the conditions stipulated in this Agreement. (hereinafter referred to as the “Designee”) to purchase all or part of the equity interests held by the Authorized Party in LeMeng Interactive at any time at the lowest price permitted by the laws and regulations of the People’s Republic of China at the time of exercise. Party B agrees that, as a shareholder of Party C from the effective date of this Agreement, if Party B has legally received dividends, bonuses or surplus property from Party C prior to the transfer of all or part of the equity interest held by Party B to Party A, Party B shall pay all such proceeds to Party A immediately after receiving such proceeds, subject to compliance with PRC laws and after paying the taxes and fees required by PRC laws.

The Parties hereto agree that from the effective date of the Agreement, unless disclosed to us and expressly permitted by us in writing in advance, we shall have the exclusive Right to purchase all or part of the assets (including the Intellectual Property Rights) of Party C from time to time by us or a nominee in accordance with this Agreement at the lowest price permitted by the laws and regulations of the People’s Republic of China at the time of the exercise of the Right.

Such Right shall be granted to Party A upon the execution and entry into force of this Agreement by the Parties and such authorization, once granted, shall be irrevocable or changeable during the term of this Agreement (including any extension period pursuant to Section 1.2 below).

1.2 Term

The Agreement shall be signed by the parties hereto on the date indicated at the beginning of the document and shall become effective. It shall be effective until the date of transfer of Party B’s equity interest in Party C and/or all assets held by Party C to Party A and/or the Nominee in accordance with the provisions of this Agreement (subject to the date of completion of industrial and commercial registration/ delivery and transfer of all assets) and when Party A and its subsidiaries and branches can legally engage in the business of Party C. Notwithstanding the above, Party A has the right to terminate this Agreement unilaterally and immediately at any time by giving written notice to Party B and Party C, and shall not be liable for any breach of this Agreement if it terminates this Agreement unilaterally. Party B and Party C shall not be entitled to unilaterally terminate this Agreement unless otherwise compulsorily required by the laws of the PRC.

2. Exercise of Rights and delivery

2.1 Time of Exercise

2.1.1 The Authorized Parties unanimously agree that, to the extent permitted by the laws and regulations of the People’s Republic of China, Party A may exercise some or all of the Rights under this Agreement at any time after the signing and effectiveness of this Agreement.

2.1.2 The Authorized Parties unanimously agree that there is no limit to the number of times we may exercise the Right unless we have acquired and hold all of the equity and assets of LeMeng Interactive.

2.1.3 The Authorized Parties agree that Party A may designate a designee as its representative to exercise the Right, but Party A shall give prior written notice to the Authorized Parties when exercising the Right.

2.2 Disposal of the exercise price

The Authorized Party and Party C agree that the entire exercise price received by the Authorized Party and/or Party C upon the exercise of the right by Party A and/or the Nominee shall be given to Party A without compensation, or such exercise price shall be transferred from the Authorized Party and/or Party C to Party A in any other manner agreed by Party A in writing.

2.3 Assignment

The Authorized Party and Party C agree that the Right under the Agreement may be transferred in part or in whole by Party A to a third party without the prior consent of the Authorized Party, and that such third party shall be deemed to be a party to the Agreement and shall exercise the Right in accordance with the terms of the Agreement and assume Party A’s rights and obligations under the Agreement.

2.4 Notice of Exercise

If we exercise our rights, we shall notify the Authorized Party in writing ten working days prior to the Delivery Date (as defined below), and the notice shall specify the following terms:

2.4.1 the effective date of delivery of the Equity Interest or Asset upon exercise of the Right (hereinafter referred to as the “Delivery Date”)

242 the name of the registered holder of the Equity Interest or the Asset after the exercise of the Right

2.4.3 the number of Equity Shares and their proportion, or the number of Assets and their details, respectively, purchased from the Authorized Person

2.4.4 the exercise price and the manner of payment thereof; .

2.4.5 power of attorney (if a third party is appointed by Party A to exercise the right on behalf of Party A).

The Parties agree that Party A may designate a third party to exercise the Right and register the equity or assets in its name at any time.

2.5 Transfer of Equity Interest

Upon each exercise of the Right by Party A, within ten business days from the date of receipt of the notice of exercise of the Right issued by Party A pursuant to Article 2.4 hereof.

(1) The Authorized Party shall instruct LeMeng Interactive to convene a shareholders’ meeting in a timely manner, at which a resolution of the shareholders’ meeting approving the transfer of the Equity Interest by the Authorized Party to us and/or the third party designated by it shall be adopted.

(2) The Authorized Party shall sign a transfer agreement with Party A (or, where applicable, its designated third party) that is consistent in substance with the equity transfer agreement set forth in Annex 1 hereto.

(3) Each Party of Party B shall execute all other required contracts, agreements or documents, obtain all required governmental approvals and consents, and take all required actions to transfer effective ownership of the Purchased Equity Interest to Party A and/or its designated third parties, free and clear of any security interest, and to make Party A and/or its designated third parties the registered owners of the Purchased Equity Interest, and submit to Party A or its designated third parties or its designated third party, and submit to Party A or its designated third party the latest business license, articles of association, and other relevant documents issued or recorded by the relevant PRC authority, which shall reflect the change of equity interest, change of directors and legal representatives of LeMeng Interactive, etc.

2.6 Transfer of Assets

Upon each exercise of the Right by Party A, within ten business days from the date of receipt of the notice of exercise issued by Party A pursuant to Article 2.4 of the Agreement.

(1) LeMeng Interactive shall promptly convene (execute) a meeting of the board of directors or a meeting of shareholders in accordance with its articles of association, at which a resolution approving the transfer of assets by LeMeng Interactive to Party A and/or its designated third parties shall be adopted.

(2) LeMeng Interactive shall enter into a transfer agreement with Party A (or, where applicable, a third party designated for it) for the transfer of the relevant assets.

(3) LeMeng Interactive shall execute all other required contracts, agreements or documents, obtain all required governmental approvals and consents, and take all required actions to transfer effective ownership of the Purchased Assets to Party A and/or its designated third parties free and clear of any security interest. (or its designated third party) and make us and/or its designated third party the registered owner of the Purchased Assets (as applicable).

3. Representations and Warranties

3.1 The Authorized Party makes the following representations and warranties:

3.1.1 It has the full right and authority to enter into and perform this Agreement.

3.1.2 That the performance of the Agreement and its obligations hereunder is not in violation of the laws, regulations and other agreements by which it is bound and does not require the approval or authorization of governmental authorities.

3.1.3 There is no litigation, arbitration, administrative penalty or other judicial or administrative proceeding pending or which may materially affect the performance of this Agreement.

3.1.4 It has disclosed to Party A all circumstances that may have an adverse effect on the performance of this agreement;

3.1.5 Has not been declared bankrupt, and its financial status is sound and healthy;

3.1.6 Except for the equity pledge agreement signed with Party A, the LeMeng Interactive equity held by the authorized party does not have any pledge, guarantee, liability or other third-party rights burdens, and is free from recourse by third parties;

3.1.7 Shall not create any other pledges, liabilities and other third party rights encumbrances on the equity interests held by LML Interactive other than creating equity pledges for us, and shall not dispose of the equity interests held by it by way of transfer, gift, pledge or in any other manner to any person other than us or a third party designated by it.

3.1.8 The Right granted to us shall be exclusive and the Authorized Party shall not grant the Right or similar rights in any other manner to any person other than us or a third party designated by it.

3.1.9 During the term of this Agreement, the business operated by LeMeng Interactive complies with the laws, regulations, rules and guidelines issued by other governmental authorities, and there is no violation of any of the aforementioned regulations that would have a material adverse effect on the business or assets operated by the Company.

3.1.10 To maintain the survival of LeMeng Interactive in accordance with sound financial and business standards and practices. operate its business and conduct its affairs in a prudent and efficient manner, not to undertake any obligations beyond the scope of its operations, and to use its best efforts to ensure that such permits, licenses and approvals, etc. as are necessary for the continued operation of LeMeng Interactive and that such permits, licenses and approvals, etc. are not cancelled, withdrawn or declared invalid.

3.1.11 Provide all operational and financial information of LeMeng Interactive to Party A upon its request;

3.1.12 Prior to Party A (or its designated third party) exercising the Right and acquiring all of the equity interests or assets of LeMeng Interactive, LeMeng Interactive shall not, except with the written consent of Party A (or its designated third party):

(a) Conduct any activities outside the normal scope of business of the Company or operate the business of the Company in a manner that is not consistent with and usual in the past.

(b) Borrow from or incur any indebtedness to any third party.

(c) Sell, transfer, pledge or otherwise dispose of any asset, business or income, or permit the creation of any other security interest therein (other than those arising in the ordinary or usual course of business or which have been disclosed to us and to which we have given our prior express written consent).

(d) Enter into a transaction that would materially and adversely affect its assets, liabilities, operations, equity interests and other legal rights (other than those arising in the ordinary or usual course of business or which have been disclosed to us and to which we have given our prior express written consent).

(e) To pay dividends, bonuses in any form to each shareholder.

(f) Incur, inherit, guarantee or permit to exist any indebtedness other than (i) those incurred in the ordinary or usual course of business and not by way of borrowing. (ii)Except for debts that have been disclosed to us and have our prior express written consent.

(g)Entering into, terminating any material contract or entering into any contract in conflict with any material contract currently in force, other than a contract entered into in the ordinary course of business (for the purpose of this paragraph, a contract is considered to be material if its value exceeds RMB300,000 if it is considered a material contract);

(11) To increase or reduce the registered capital of LeMeng Interactive by resolution of the shareholders’ meeting, or otherwise change the structure of the registered capital.

(i) supplement, change or amend the articles of association of LeMeng Interactive in any form.

(j) Merge or combine with any subject, or acquire any subject or invest in any subject.

3.1.13 Before Party A (or its designated third party) exercises the Right to acquire all of the equity or assets of LeMeng Interactive, unless Party A (or its designated third party) expressly agrees in writing, each Party B shall not, jointly or unilaterally, do any of the following.

(a) Supplement, alter or amend the constitutional documents of LeMeng Interactive in any manner that would materially and adversely affect the assets, liabilities, operations, equity interests and other legal rights of LeMeng Interactive (except in the case of a proportionate capital increase to meet legal requirements) or that may affect the effective performance of this Agreement and other agreements entered into by us, you and LeMeng Interactive.

(b) Prompt LeMeng Interactive to enter into transactions that would materially and adversely affect the assets, liabilities, operations, equity interests and other legal rights of LeMeng Interactive (other than those arising in the ordinary or usual course of business or disclosed to and expressly agreed in writing in advance by us).

(c) Causing the shareholders’ meeting of LeMeng Interactive to adopt resolutions for the distribution of dividends and bonuses.

(d) Sell, transfer, pledge or otherwise dispose of any legal or beneficial interest in the equity interests and assets of LeMeng Interactive (other than those arising in the ordinary or usual course of business or disclosed to us with our prior express written consent) or permit the creation of any other security interest therein at any time after the effective date of the Agreement;

(e) Prompt the approval of the shareholders’ meeting of LeMeng Interactive to sell, transfer, pledge or otherwise dispose of any legal or beneficial interest in any equity interests and assets (other than those arising in the ordinary or usual course of business or which have been disclosed to us and to which we have given our prior express written consent) or to permit the creation of any other security interest therein.

(f) Prompt the shareholders of LeMeng Interactive to approve a merger or alliance of LeMeng Interactive with, or acquisition of or investment in, any subject, or any other form of reorganization.

(g) To wind up, liquidate or dissolve LeMeng Interactive on its own.

(h) change or remove any of the directors or replace any of the senior management of LeMeng Interactive.

3.1.14 Prior to Party A (or its designated third party) exercising the Right to acquire all of the equity interests or assets of LeMeng Interactive, each of Party B undertakes to

(a) Immediately notify us in writing of any litigation, arbitration or administrative proceedings that have taken place or may take place in relation to the equity interests or major assets owned by them in LeMeng Interactive, or that may have any adverse effect on such equity interests.

(b) Prompt LeMeng Interactive’s shareholders’ meeting to review and approve the transfer of the purchased equity and assets stipulated in this agreement, and urge LeMeng Interactive to amend its articles of association to reflect the transfer of equity from Party B to Party A and/or its designated third party And other changes mentioned in this agreement, and immediately apply to the competent authority in China for approval (if such approval is required by law) and process the change registration, prompting LeMeng Interactive to approve the appointment of Party A and Party A through the resolution of the shareholders’ meeting (Or) The persons appointed by the third party appointed by him are the new directors and the new legal representative;

(c) Sign all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or defenses to all claims necessary or appropriate to maintain its legal and valid ownership of the equity interests and assets of LeMeng Interactive; and

(d) Upon our request at any time, we shall unconditionally and immediately transfer our equity interests or assets to a third party designated by us at any time, and in doing so, we shall waive our right of first refusal to other existing shareholders to transfer such equity interests. The right of first refusal to purchase the said equity transfer to other existing shareholders shall be waived;

(e) Strictly comply with the provisions of this Agreement and any other agreements entered into by each of you and us jointly or severally, effectively perform all obligations under such agreements, and refrain from any act/omission that would affect the validity and enforceability of such agreements.

3.2 Commitment

The authorizing Party is committed to Party A that the Authorized Party shall bear all the expenses arising from the transfer of equity or assets, and shall handle all the necessary procedures for Party A and/or the third party designated by it to become a shareholder of LeMeng Interactive or to hold the assets of LeMeng Interactive. The procedures include, but are not limited to, assisting Party A to obtain the necessary approvals from governmental authorities for the transfer of equity or assets, submitting the equity transfer agreement, shareholders’ meeting resolution and other documents to the relevant business administration department at the time of equity transfer, and amending the articles of association, shareholders’ register and other constitutional documents of the company.

Each of you hereby jointly and severally represents and warrants to us as of the date hereof and as of each Closing Date that

(1) It has the right and ability to enter into and deliver this Agreement and any equity transfer agreement and asset transfer agreement to which it is a party for each transfer of the Purchased Equity Interests or Assets pursuant to this Agreement (the “Transfer Agreements”) and to perform its obligations hereunder and under any of the Transfer Agreements. This Agreement and each Assignment Agreement to which it is a party, when executed, shall constitute legal, valid and binding obligations of, and be enforceable against, it in accordance with their terms.

(2) Neither the execution and delivery of this Agreement or any Assignment Agreement nor the performance of its obligations hereunder or under any Assignment Agreement will: (i) result in a violation of any relevant PRC laws or regulations; (ii) conflict with its bylaws, partnership agreement or other organizational documents; (iii) result in a breach of any contract or document to which it is a party or by which it is bound; (iv) result in a breach of any condition relating to the grant and/or continuation in force of any license or approval issued to it; or (v) result in the suspension or revocation of, or the imposition of conditions on, any license or approval issued to it.

(3) Party B has good and marketable title to all of the equity interests in LeMeng Interactive. Except for the creation of a pledge in favor of Party A, Party B has not created any security interest in the above-mentioned equity interests.

(4) LeMeng Interactive has no outstanding debts, except for (i) those incurred in its normal course of business, and (ii) those disclosed to and expressly agreed in writing in advance by us.

(5) LeMeng Interactive is in compliance with all laws and regulations applicable to the acquisition of equity and assets.

(6) There is no litigation, arbitration or administrative proceeding currently in progress or pending or threatened in relation to the equity interest or assets of LeMeng Interactive, or in relation to LeMeng Interactive.

3.4 LeMeng Interactive makes the following representations and warranties.

3.4.1 It has the full right and authority to enter into and perform this Agreement; and

3.4.2 That the performance of this Agreement and the obligations hereunder is not in violation of the laws, regulations and other agreements by which it is bound and does not require the approval or authorization of governmental authorities.

3.4.3 There is no litigation, arbitration, administrative penalty or other judicial or administrative proceeding pending or which may materially affect the performance of this Agreement.

3.4.4 Has disclosed to us all circumstances that may adversely affect the performance of this Agreement.

3.4.5 Has not been declared bankrupt and its financial condition is sound and healthy.

3.4.6 Except as disclosed to Party A, there are no pledges, guarantees, liabilities and other third party rights encumbrances on the assets of LeMeng Interactive and are free from recourse by third parties, except as agreed in the equity pledge agreement signed between Party A and Party B.

3.4.7 Without Party A’s prior written consent, there will be no pledge, mortgage, liability or other third-party rights burdens on the assets held by Party A, and will not be transferred, gifted, mortgaged, pledged or otherwise Dispose of assets held by Party A or other persons other than a third party designated by Party A or its designated third parties (except those that are generated in the normal or daily business process or have been disclosed to Party A and have obtained Party A’s prior express written consent);

3.4.8 The right of choice granted to Party A shall be exclusive, and LeMeng Interactive shall not grant the right of choice or similar rights to any person other than Party A or a third party designated by it in any other way;

3.4.9 During the validity period of this agreement, the business operated by LeMeng Interactive complies with laws, regulations, regulations and management regulations and guidelines promulgated by other government authorities, and there is no violation of any of the above regulations that would constitute a significant impact on the company’s business or assets. Adverse effects;

3.4.10 To maintain the existence of LeMeng Interactive in accordance with sound financial and commercial standards and practices. To operate its business and conduct its affairs prudently and efficiently and to use its best endeavors to ensure that the licenses, permits and approvals etc. required for the continued operation of LeMeng Interactive are maintained and that such licenses, permits and approvals etc. are not cancelled, withdrawn or declared invalid.

3.4.11 To provide all operational and financial information of LeMeng Interactive to Party A upon its request.

3.4.12 To take all reasonable and necessary measures to operate the business of LeMeng Interactive and strive to promote the preservation and increase of the value of LeMeng Interactive’s assets.

4. Taxes

Unless otherwise agreed herein, taxes incurred by each party in the performance of this Agreement shall be borne by each party.

5. Breach of Agreement

5.1 If Party B or Party C breaches this Agreement or any of its representations or warranties in this Agreement, Party A may notify the breaching Party in writing that it is required to cure the breach within ten days of receipt of the notice, take appropriate measures to effectively and timely avoid the occurrence of damages, and continue to perform this Agreement. In case of damage, the defaulting party shall compensate Party A so that Party A can obtain all the rights and interests due to Party A in the performance of the contract.

5.2 If Party B or Party C fails to cure its default within ten days after receipt of the notice in accordance with Article 5.1 above, Party A shall be entitled to demand that the defaulting party shall indemnify Party A for any costs, liabilities or losses (including but not limited to interest paid or lost as a result of the default and attorney’s fees) suffered by Party A as a result of the defaulting party. At the same time, Party A shall be entitled to execute the Equity Transfer Agreement attached to this Agreement to transfer the Equity Interest held by Party B to Party A and/or its designated third party.

6. Governing Law and Dispute Resolution

6.1 Governing Law

The laws of the People’s Republic of China shall govern this Agreement, including but not limited to the completion, performance, validity and interpretation of this Agreement.

6.2 Amicable Negotiation

In the event of a dispute arising from the interpretation or performance of this Agreement, the parties to the Agreement shall resolve such dispute through amicable negotiation or mediation by an intermediate third party. If the dispute cannot be resolved by the above means, the dispute shall be submitted to the arbitration authority for resolution within 30 days from the date of commencement of the relevant discussion mentioned above.

6.3 Arbitration

Any dispute arising out of this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission (Beijing) for arbitration in accordance with its arbitration rules currently in force. The place of arbitration shall be Beijing. The arbitral award shall be final and binding on all parties to the Agreement.

7. Confidentiality

7.1 Confidential Information

The contents of this Agreement and its annexes shall be kept confidential. The parties shall not disclose any information herein to any third party (except with the prior written consent of the parties). This provision shall survive the termination of this Agreement.

7.2 Exceptions

The disclosure of confidential information shall not be considered a violation of Article 7.1 above if such disclosure is required by law, court decision, arbitration award, or the decision or request of governmental authorities, securities regulatory authorities, stock exchanges, or stock exchange institutions.

8. Other

8.1 Entire Agreement

The parties hereby acknowledge that this Agreement is the fair and reasonable agreement of the parties on an equal and mutually beneficial basis. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior discussions, negotiations and agreements that are inconsistent with this Agreement shall control. This Agreement shall be amended in writing by the parties hereto. The Exhibits to this Agreement are an integral part of this Agreement and shall have the same effect as this Agreement.

8.2 Notices

8.2.1 Notices given by the parties hereto in the performance of their rights and obligations under this Agreement shall be in writing and sent by personal delivery, registered post, postage prepaid mail, an approved courier service, or graphic facsimile to the party or parties concerned at the following address.

Party A: Zhejiang Le Shen Technology Co.

Address: 408 Satellite Building, Zhichun Road, Haidian District, Beijing

Fax: None

Tel: 18511070508

Attn: Zhao Yun

Party B: Feng Baohua

Address: 408 Satellite Building, Zhichun Road, Haidian District, Beijing

Fax: None

Tel: 18601198159

Attn: Feng Baohua

Shenzhen LeMeng Investment Partnership (Limited Partnership) Address: 408 Satellite Building, Zhichun Road, Haidian District, Beijing

Fax: None

Tel: 18511070508

Attn: Zhao Yun

Han Bing

Address: 408 Satellite Building, Zhichun Road, Haidian District, Beijing

Fax: None

Tel: 13910019911

Attn: Han Bing

Ningbo Chunxin Changwin Qiming Investment Center (Limited Partnership)

Address: Building 9, Shouhui Plaza, Fengtai District, Beijing

Fax: None

Tel: 13810052490

Attn: Wang Xue

Tang Xiwei

Address: 25F, Hisense South Building, 1777 Venture Road, Nanshan District, Shenzhen

Fax: None

Tel：18510333388

Attn: Tang Xiewei

Dongguan Zhongke Zhongguang Investment Co.

Address: 21F, Guangzhou International Finance Center, No.5 Zhujiang West Road, Tianhe District, Guangzhou, China Guangdong CGC Investment

Fax: None

Tel: 15919699259

Attn: Qiu Ziyuan

Tu Haichuan

Address: No. 30 Xinzhu Road, Qingxiu District, Nanning, Guangxi, China Weather Cell

Fax: None

Tel: 13502829514

Attn: Tu Haichuan

Party C: Beijing LeMeng Interactive Technology Co.

Address: 408 Satellite Building, Zhichun Road, Haidian District, Beijing

Fax: None

Tel: 18511070508

Attn: Zhao Yun

8.2.2 Notices and letters shall be deemed to have been served when

8.2.2.1 If delivered by facsimile, the date record shown on the facsimile shall prevail, except that when such facsimile is served later than 5:00 p.m. or on a non-business day at the place of service, the next business day of the date record shown shall be the day of service

8.2.2.2 If delivered by hand (including Speedpost), the date of signature shall be the date of receipt.

8.2.2.3 If delivered by registered mail, the 15th day after the date on the registered mail return receipt shall prevail.

8.2.3 Binding force

The Agreement shall be binding on all parties to the Agreement.

8.3 Language

The Agreement is written in nine copies in Chinese, one for each party to the Agreement.

8.4 Days and Business Days

The “Day” in this Agreement is the date on the calendar; the “Business Day” in this Agreement is Monday to Friday.

8.5 Headings

The headings in this Agreement are for convenience only and are not intended to be construed as such.

8.6 Supplementary Provisions

The obligations, commitments and responsibilities of the authorized party to Party A under this agreement are separate and joint, and the authorized parties shall bear joint and several liabilities with each other. As far as Party A is concerned, a breach of contract by any of the authorized parties will automatically constitute a breach of contract by the authorized party.

8.7 Outstanding Matters

In respect of matters not provided for in this Agreement, the parties to the Agreement shall resolve them by negotiation in accordance with the laws of the People’s Republic of China.

[No text below]

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party A: Zhejiang Le Shen Technology Co.

By:	/s/ Baohua Feng
Name:	Baohua Feng
Title:	Authorized Representative
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Feng Baohua:

By:	/s/ Baohua Feng
Name:	Baohua Feng
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Shenzhen LeMeng Investment Partnership (Limited Partnership)

By:	/s/ Baohua Feng
Name:	Baohua Feng
Title:	Authorized Representative
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Han Bing

By:	/s/ Han Bing
Name:	Han Bing
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Ningbo Chunxin Changwin Qiming Investment Center (Limited Partnership)

By:	/s/ Li Jinyu
Name:	Li Jinyu
Title:	Authorized Representative
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Tang Xiwei

By:	/s/ Tang Xiwei
Name:	Tang Xiwei
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Dongguan Zhongke Zhongguang Venture Capital Co.

By:	/s/ Tan Bo
Name:	Tan Bo
Title:	Authorized Representative
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party B: Tu Haichuan

By:	/s/ Tu Haichuan
Name:	Tu Haichuan
Date:	October 1, 2021

[No text below, it is the signature page of the Exclusive Purchase Agreement]

Party C: Beijing LeMeng Interactive Technology Co., Ltd (seal)

By:	/s/ Baohua Feng
Name:	Baohua Feng
Title:	Authorized Representative
Date:	October 1, 2021